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                                                          931067112  $25.00
                                                          SOS  06-29-93  09.57

                    STATEMENT CONCERNING ESTABLISHMENT
                        OF SERIES A PREFERRED STOCK
                     BROWN DISC PRODUCTS COMPANY, INC.

                                DP871752660


  The Undersigned, by and on behalf of Brown Disc Products Company, Inc., and pursuant to the requirements of 7-4-102(5). Colorado Revised Statutes, do hereby state the following this 28th day of June, 1993.

  I.    The  name  of  the  Corporation  is  Brown  Disc Products Company,
Inc.

  II. A copy of the resolution establishing and designating the series and fixing and determining the relative rights and preferences thereof is attached hereto as Exhibit A and incorporated herein by this reference.

  III.  The date of adoption of said resolution was June 4, 1993.

  IV. Said resolution was duly adopted by the Board of Directors of Brown Disc Products Company, Inc.

                                      BROWN DISC PRODUCTS COMPANY, INC.

                                      By:  /s/  R. E. Rider
                                          -----------------------------
                                          R. E. Rider
                                          President

                                      By:  /s/  Eva Forsberg-Rider
                                          -----------------------------
                                          Eva Forsberg-Rider
                                          Secretary



                         (V E R I F I C A T I O N)

  I, R. E. Rider, being first duly sworn upon oath, depose and say:

  That I have read the above and foregoing State of Brown Disc Products Company, Inc. and that I verify the facts contained therein as true and correct.

                                           /s/  R. E. Rider
                                          -----------------------------
                                          R. E. Rider
                                          President












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STATE OF COLORADO         )
                          ) ss.
CITY & COUNTY OF DENVER   )

  I, the undersigned, a Notary Public, hereby certify that on 28 June, 1993, R. E. Rider, President, and Eva Forsberg-Rider, Secretary, of Brown Disc Products Company, Inc. personally appeared before me, and being by me first duly sworn, declared that they are the persons who signed the foregoing document and that the statements therein contained are true.

  WITNESS my hand official seal.

  My commission expires:   11/12/94


                                          /s/  Jan M. Taylor
                                          ----------------------------
                                          Notary Public

                                          3624 Citadel Dr. N.  #313
                                          ----------------------------
                                          (Address)

                                          Colorado Springs, CO  80909
                                          ----------------------------

























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                                 EXHIBIT A

  RESOLVED, that sixty three thousand (63,000) shares of the Company's
Preferred Stock, no par value, shall be designated as follows:    Series A
Preferred Stock (the "Series A Preferred Stock" or the "Shares"), each of which shall have the relative participant, optional or other special rights and the qualifications, limitations and restrictions set forth on the Statement Concerning Establishment of Series A Preferred Stock of Brown Disc Products Company, Inc. attached and made a part of this Resolution.

  1.    DIVIDENDS.    When and as declared by the board of directors of
Brown Disc Products Company, Inc. (the "Company") the Company will pay preferential dividends to the holders of Series A Preferred Stock. Notwithstanding any provision hereof to the contrary, the Company through acts of its Board of Directors shall have no obligation to declare or pay dividends on the Series A Preferred Stock.

  2.    LIQUIDATION.    Upon any liquidation, dissolution or winding up of
the Company, the holders of Series A Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any other equity securities of the Company, an amount in cash equal to eleven dollars ($11) per share ("Liquidation Value"), plus any accrued and unpaid dividends. If upon any such liquidation, dissolution or winding up, the assets of the Company to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders. The Company will mail written notices of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Series A Preferred Stock. Neither the consolidation nor merger of the Company into or with any other corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets, or the reduction of the capital stock of the Company, will be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this paragraph 2.

  3.    COMPANY REDEMPTIONS.

        3.A.  REDEMPTION PRICE.    For each Share which is to be redeemed,
the Company will be obligated to pay to the holder thereof an amount (the "Redemption Price") equal to the Liquidation Value, plus any accrued and unpaid dividends.







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        3.B.  OPTIONAL REDEMPTION.    The Company may, at any time within
five years of the date of issuance, redeem all or any portion of the Series A Preferred Stock then outstanding, at a price per Share equal to the Liquidation Value plus any accrued and unpaid dividends. No redemption pursuant to this paragraph may be made for less than 1,000 Shares (or such lesser number of Shares then outstanding). In addition, the Company, at any time after June 4, 1994, may invite from holders of the Series A Preferred Stock offers to sell to the Company all or a portion of the Shares at less than the Liquidation Value, and when such offers are invited, the Board of Directors on behalf of the Company shall then be required to buy at the lowest price of prices offered, up to the amount to be purchased.

        3.C. DETERMINATION OF THE NUMBER OF EACH HOLDER'S SHARES TO BE REDEEMED. The number of shares of Series A Preferred Stock to be redeemed from each holder thereof in an Optional Redemption will be the number of Shares determined by multiplying the number of Shares to be redeemed in such redemption times a fraction, the numerator of which will be the total number of Shares then held by such holder and the denominator of which will be the total number of Shares then outstanding.

        3.D.  NOTICE OF REDEMPTION; PAYMENT OF REDEMPTION PRICE,

              (i)    The Company will mail written notice (the "Notice of
Redemption") of an Optional Redemption to each record holder of Shares (a "Record Holder") not more than 60 nor less than 45 days prior to the date on which such redemption is to be made. Upon mailing any Notice of Redemption which relates to an Optional Redemption, the Company will be obligated to (a) redeem from each shareholder the number of Shares required to be redeemed from such shareholder pursuant to paragraphs 2 and 3.C above at the time of redemption specified therein, and (B) to send each Record Holder a cashier's or certified check in an amount equal to the Redemption Price of such number of Shares within 10 business days after receipt by the Company of the certificate(s) representing such number of Shares specified for redemption in
the notice.   In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares will be issued to the Record Holder thereof in such holder's or such holder's nominee's name without cost to such holder.

              (ii) If the funds of the Company legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of Shares ratably among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder. Any time thereafter when additional funds of the Company are legally available for the redemption of Shares, such funds will immediately be used to redeem the balance of the Shares






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which the Company has become obligated to redeem on the date specified in the notice of redemption but which it has not redeemed.

        3.E.  MANDATORY REDEMPTION.    Within 120 days after the end of
each fiscal year, commencing at the end of the fiscal year ending June 30, 1994, until June 30, 1998, the Company shall be required to redeem a certain percentage of the Shares (as calculated pursuant to the next succeeding sentence) then outstanding, at a price per share equal to the Redemption Price. The number of Shares required to be redeemed in any one year will be equal to 50% of the Company's "net income" after deducting all taxes and Senior Debt payments (as defined by the Company's Plan of Reorganization) divided by the Redemption Price.

        3.F.  MANDATORY REDEMPTION PRIOR TO COMMON STOCK DIVIDENDS.
The Company shall be required to redeem all of the Shares outstanding at a price per share equal to the Redemption Price prior to any dividend payments to the holders of the Company's common stock.

        3.G.  NOTICE OF MANDATORY REDEMPTION; PAYMENT OF REDEMPTION PRICE.

              (i) The Company will mail written notice (the "Notice of Mandatory Redemption") of each Mandatory Redemption to the Record Holder not more than 20 nor less than 10 days prior to the date on which such redemption is to be made. Upon mailing of any Notice of Mandatory Redemption, the Company will be obligated (A) to redeem from the Record Holder the number of Shares required to be redeemed pursuant to paragraphs 3.E. and 3.F. above and
(B) to send such Record Holder a cashier's or certified check in an amount equal to the Redemption Price of such number of Shares on the date specified for redemption in the notice. Upon receipt of such check, the Record Holder of the Shares to be redeemed will become obligated to surrender the certificate(s) representing such number of Shares within 10 days after the date specified for redemption in the notice. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares will be issued to the Record Holder thereof in such holder's or such holder's nominee's name, without cost to such holder.

              ii. If the funds of the Company legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of Shares, and the Company shall redeem the remaining Shares as soon thereafter as funds of the Company are available for such payment.





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        3.H.  REPURCHASE OPTION.    If during the fiscal year ending June
30, 1994, Brown Disc earns in excess of $500,000 net profit before taxes, then the Company shall offer to redeem all of the Series A Preferred Stock at $3.00 per share in cash. Record Holders need not accept such offer but Record Holders must accept the offer for all of their individual shares or none of such shares. No partial acceptances will be accepted.

        3.I.  REDEEMED OR OTHERWISE ACQUIRED SHARES.    Any Shares which
are redeemed or otherwise acquired by the Company will be canceled and will not be reissued, sold or transferred.

  4.    CONVERSION.

        4.A. Record Holder(s) of Series A Preferred Stock may, at any time after June 4, 1998, convert not less than all Shares held by such Record Holder(s) into shares of common stock. The number of shares of common stock which shall be received by such holder, upon conversion, will be equal to five
(5) shares for each share of Series A Preferred Stock converted. Notwithstanding the above, if prior to October 28, 1998, the Company has not redeemed at least 50% of the Series A Preferred Stock pursuant to Article 3 herein then the number of shares of common stock which shall be received by such holder upon conversion will be equal to seven and one half (7.5) shares for each share of Series A Preferred Stock converted.

        4.B. The conversion of Series A Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Shares to be converted have been surrendered at the principal office of the Company (the "Conversion Date"). At the time such conversion has been effected, the rights of the Record Holder(s) Series A Preferred Stock will cease and the person(s) in whose name(s) any certificate or certificates for shares of common stock are to be issued upon such conversion will be deemed to have become the holders of record of the shares of common stock represented thereby.

        4.C.    As soon as possible after a conversion has been effected,
the Company will deliver to the converting Record Holder(s) a certificate or certificates representing the number of shares of common stock issuable by reason of such conversion in such name(s) and such denomination(s) as the converting Record Holder(s) has specified;

        4.D. The issuance of certificates for shares of common stock upon conversion of Shares will be made without charge to the Record Holder(s) of such Shares for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of common stock.




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        4.E.  No fractional shares of common stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the Record Holder(s) would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the Market Value of the common stock as of the conversion date.

  5.    DEFINITIONS.

  "Liquidation Value" of any Share on any particular date will be equal to the sum of eleven dollars ($11).

  "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or government or any department or any agency thereof.

  "Market Value" means the average of the closing prices of the Company's common stock on all securities exchanges on which such security may at the time be listed, or if there have been no sales on any such change on any day, the average of the highest and lowest bid prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid quoted in the NASDAQ System as of 4:00 p.m., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the high and low bid prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 31 days consisting of the day as of which "Market Value" is being determined and the 30 consecutive business days prior to such day.

  "Redemption Date" as to any Share means the date specified in the notice of any redemption provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid in full on or before such date, and if not so paid in full, the Redemption Date will be the date on which such Redemption Price is fully paid. If, however, the full Redemption Price is not paid on the scheduled redemption date solely because a holder has not surrendered its certificate(s) at the Company's principal office as provided in paragraph 3.D(I) hereof, then as to such holder the date specified herein for the scheduled redemption shall be the Redemption Date.

  6.    MISCELLANEOUS.

        6.A.  REGISTRATION OF TRANSFER.    The Company will keep at its
principal office or at the office of its transfer agent a register of the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Company will, at the request of the Record Holder of such new certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares
represented by the surrendered certificate.   Subject to





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applicable Securities Law, each such new certificate will be registered in such name and will represent such number of Shares as is required by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

        6.B.  REPLACEMENT.   Upon receipt of evidence and an agreement to
indemnify reasonably satisfactory to the Company (an affidavit of the registered holder, without bond, may be satisfactory, or if required by the Company, an adequate bond) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more Shares, the Company will (at holder(s) expense) execute and deliver in lieu of such certificate a new certificate representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate.

        6.C.  AMENDMENT AND WAIVER.    Amendments, modifications or
waivers or any of the terms hereof will be binding an effective if the prior written consent of Holder(s) of 100% of the Series A Preferred Stock outstanding at the time such action is taken is obtained, and provided that no such change in the terms hereof may be accomplished by merger or consolidation of the Company with another corporation unless the Company has obtained the prior written consent of the Holder(s) of the applicable percentage of the Series A Preferred Stock.

        6.D.  NOTICE.    All notice referred to herein, except otherwise
expressly provided, will be hand delivered or made by registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been given when so hand delivered or mailed.

  7.    VOTING RIGHTS.

        7.A.  GENERAL MATTERS.    Holders of Shares will be entitled to
vote on and receive notice of matters submitted to a vote of shareholders when voting as a class is required under the laws of Colorado regarding matters which affect the rights of the class.

        7.B.  COMMON SHARE VOTING RIGHTS.   In addition, the Holders of
the Shares will be entitled to one vote per share on all matters that come before the common shareholders.

        7.C.  BOARD OF DIRECTORS.    In addition to the voting rights
described above, upon a material default by the Company of the mandatory redemption provisions included herein, the Record Holder(s) shall have the right to elect one director to the Board.



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